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                                                                   EXHIBIT 10.19

                              CONSULTING AGREEMENT


                               MAARTEN D. HEMSLEY
                                       &
                             OAKHURST COMPANY, INC.

Agreement (this "AGREEMENT") effective as of this 19th day of December 1995 by and between Oakhurst Company, Inc. (the "COMPANY") and Bryanston Management, Ltd. ("BML") upon the following terms and conditions:


1.  TERM:                      The term of this Agreement shall commence on
                               January 1, 1996 and shall continue thereafter on a month-to-month basis until terminated by a party as hereinafter provided.

2.  SERVICES:                  (a) BML shall provide financial and operating
                                   consulting services of substantially the same kind as Maarten D. Hemsley ("MR. HEMSLEY") has heretofore provided as an employee of the Company and Steel City Products, Inc. BML shall perform such services solely through Mr. Hemsley at such places and at such times as BML deems appropriate. The amount of Mr. Hemsley's time that is necessary to provide such services shall be in the discretion of BML.

                               (b) No restrictions will be placed on other
                                   activities of BML or Mr. Hemsley provided that they are not competitive with those of the Company and that they do not interfere with the fulfillment by BML of its obligations under this Agreement.

3.  CONSULTING FEE:            The Company shall pay BML a fixed fee at the rate
                               of eighty-five thousand dollars ($85,000) per annum in approximately equal monthly installments on or about the fifteenth day of each month.

4.  OTHER CONSIDERATION:       As further consideration for BML's consulting
                               services --

                               (a) The Company shall make available to Mr.
                                   Hemsley medical, dental and long term
                                   disability insurance coverage to the extent in effect on the date hereof. The Company shall pay all of the costs of such medical and dental insurance. BML and the Company shall each pay one-half of the Company's out-of-pocket cost of the long term disability insurance coverage.

                               (b) The Company shall make available to BML the
                                   BMW automobile heretofore used by Mr.
                                   Hemsley, and BML shall pay to the Company on a monthly basis the difference between the monthly lease fee of such automobile in effect on the date hereof and five hundred dollars ($500). The Company shall reimburse to BML or itself pay, as the case may be, all costs required to repair, maintain and operate such automobile (except gasoline for private use by BML's employees) including excise taxes, and the costs of collision, fire, theft and liability insurance in reasonable amounts and with reasonable deductibles.



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                               (c) The Company shall make available to BML (for
                                   use by Mr. Hemsley) the Company-owned office equipment that was heretofore used by Mr. Hemsley when he was an employee of the Company.

5.  BUSINESS EXPENSES:         BML shall be reimbursed for all reasonable
                               business expenses incurred by Mr. Hemsley in the performance of services hereunder, including, but without limitation thereto, travel from BML's offices to the Company's facilities.

6.  TERMINATION:               Either party may terminate this Agreement and
                               the consulting services provided hereunder upon six (6) calendar months prior written notice to the other party.

7.  NOTICES:                   Notices that are required or permitted hereunder
                               shall be given by hand delivery, by delivery to a courier service providing next-business-day delivery and proof of receipt, or by facsimile transmission, as follows:

If to the Company, at:         1001 Santerre Drive
                               Grand Prairie, Texas 75050
                                  Attention: President
                               Facsimile No.: (214) 660-4465

       With a copy to:         Mark Auerbach
                               Central Paper Company
                               60 McClellan Street
                               Newark, NJ 07114
                               Facsimile No.: (201) 623-2714

                                      and

                               Roger M. Barzun
                               60 Hubbard Street
                               Concord, Massachusetts 01742
                               Facsimile No.: (508) 287-4275

         If to BML at:         Bryanston Management, Ltd.
                               82 Powder Point Avenue
                               Duxbury, Massachusetts 02332
                                  Attention: President
                               Facsimile No.: (617) 934-0843

or, to such other address of a party as that party shall notify the other party in the manner provided herein.

9.  ENTIRE
    AGREEMENT ETC.             (a) This Agreement contains the entire
                                   understanding of the parties; shall not be amended except by written agreement of the parties signed by each of them; and shall be binding upon and inure to the benefit of the





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                                   parties and their successors, personal
                                   representatives and assigns.

                               (b) No representation, affirmation of fact,
                                   course of prior dealings, promise or
                                   condition in connection herewith or usage of the trade not incorporated herein shall be binding on the parties.

                               (c) No waiver of any term or condition contained
                                   herein shall be binding upon the parties unless made in writing and signed by the party to be bound thereby.

                               (d) The captions of the paragraphs herein are for
                                   convenience only and shall not be used to construe or interpret this Agreement.

In Witness Whereof, the parties have executed and delivered this Agreement as of the date first set forth above.

OAKHURST COMPANY, INC.                             BRYANSTON MANAGEMENT, LTD.




By:   /s/ MARK AUERBACH                      By:   /s/ MAARTEN D. HEMSLEY
    -------------------------------              -------------------------------
          Mark Auerbach                                Maarten D. Hemsley
          Chairman                                     President



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